SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 17, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 - 2010 Annual Meeting Date.

2010 Annual Meeting Date

On August 17, 2010, the Board of Directors of OCZ Technology Group, Inc. (“OCZ”) scheduled the Annual Meeting of Stockholders (the “2010 Annual Meeting”) to be held at 9 a.m., Pacific Standard Time, on Monday, November 15, 2010.  The meeting will be held at OCZ’s corporate headquarters located at 6373 San Ignacio Avenue, San Jose, CA 95119.  All stockholders of record as of the close of business on September 17, 2010 will be entitled to notice of and to vote at the 2010 Annual Meeting.

Stockholder Proposal and Nomination Deadline

The deadline for the submission of stockholder proposals is the close of business on September 1, 2010.  Such proposals should be delivered to:  OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, CA 95119, Attention:  Secretary.  OCZ recommends that such proposals be sent by certified mail, return receipt requested.  Such proposals will also need to comply with OCZ’s bylaws and the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in OCZ’s proxy materials, and may be omitted if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date:  August 18, 2010